EXHIBIT 23.2


Board of Directors
Americhip International Inc.
Detroit, Michigan



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated March 10, 2005, on the consolidated financial statements of Americhip International Inc. as of November 30, 2004 and 2003, and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.



/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

March 23, 2005